                                                                      Exhibit 16

INVESTMENT PERFORMANCE -- EV MARATHON HIGH INCOME FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of $1,000 in the Fund covering the 1, 5, and 10 year periods ended September 30, 1997.




                                         VALUE OF A $1,000 INVESTMENT



                                  VALUE OF       VALUE OF          TOTAL RETURN              TOTAL RETURN
                                INVESTMENT     INVESTMENT     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     ----------------------    ----------------------
PERIOD            DATE          ON 09/30/97    ON 09/30/97    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED
----------        ----------    -----------    -----------    ----------  ----------    ----------  ----------

10 YEARS ENDED
09/30/97          09/30/87      $2,595.45      $2,595.45     159.54%      10.01%        159.54%     10.01%

5 YEARS ENDED
09/30/97          09/30/92      $1,682.06      $1,662.06      68.21%      10.96%        66.21%      10.70%

1 YEAR ENDED
09/30/97          09/30/96      $1,169.13      $1,119.13      16.91%      16.91%        11.91%      11.91%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                         P         =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

                     EV MARATHON  HIGH INCOME FUND
                         CALCULATION OF YIELD



                         For the 30 days ended 9/30/97:

                           Interest Income Earned:                   $5,132,425
Plus                       Dividend Income Earned:                           $0
                                                                     ----------
Equal                          Gross Income:                         $5,132,425

Minus                        Expenses:                                 $954,033
                                                                     ----------
Equal                      Net Investment Income:                    $4,178,392

Divided by             Average daily number of shares
                       outstanding that were entitled
                       to receive dividends:                         85,050,939
                                                                     ----------
Equal              Net Investment Income Earned Per Share:              $0.0491

       Net Asset Value Price Per Share 9/30/97:                         $7.7700

                               30 Day Yield*:                             7.71%



*  Yield is calculated on a bond equivalent rate as follows:
                             6
       2[(($0.0491/$7.77)+1) -1]

INVESTMENT PERFORMANCE -- EV CLASSIC HIGH INCOME FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of $1,000 in the Fund covering the 1, 5, and 10 year periods ended September 30, 1997.
Total return for the period prior to the Fund's commencement of operations is for the Portfolio (or its predecessor) adjusted for the Fund's sales charge.


                                         VALUE OF A $1,000 INVESTMENT


                                  VALUE OF       VALUE OF          TOTAL RETURN              TOTAL RETURN
                                INVESTMENT     INVESTMENT     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     ---------------------     ----------------------
PERIOD            DATE          ON 09/30/97    ON 09/30/97    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED
----------        ----------    -----------    -----------    ----------  ----------    ----------  ----------

10 YEARS ENDED
09/30/97          09/30/87      $2,553.49      $2,553.49     155.35%       9.83%       155.35%       9.83%

5 YEARS ENDED
09/30/97          09/30/92      $1,654.89      $1,654.89      65.49%      10.60%        65.49%      10.60%

1 YEAR ENDED
09/30/97          09/30/96      $1,166.93      $1,156.93      16.69%      16.69%        15.69%      15.69%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                         P         =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.